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                                  EXHIBIT 11
                   MAPCO INC. AND CONSOLIDATED SUBSIDIARIES
               STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS
                   (In Millions, except per share amounts)




                                                                Three Months                   Nine Months
                                                               Ended Sept. 30,                Ended Sept. 30,
                                                          -------------------------     -------------------------
                                                              1997           1996           1997           1996
                                                          ----------     ----------     ----------     ----------
PRIMARY EARNINGS PER COMMON SHARE
Computation for Consolidated Statements of Income
  Net income (a)                                          $     22.1     $     21.0     $    105.5     $     55.2
                                                          ==========     ==========     ==========     ==========
  Weighted average common shares outstanding (d)                54.4           57.3           54.7           57.7
  Common stock equivalents (stock options)                      --               --             --             --
                                                          ----------     ----------     ----------     ----------
  Weighted average common shares outstanding (a)(d)             54.4           57.3           54.7           57.7
                                                          ==========     ==========     ==========     ==========

  Primary earnings per common share (a)(d)                $      .41     $      .37     $     1.93     $      .96
                                                          ==========     ==========     ==========     ==========

Additional Primary Computation
  Net income (a)                                          $     22.1     $     21.0     $    105.5     $     55.2
                                                          ==========     ==========     ==========     ==========
  Weighted average common shares outstanding (a)(d)             54.4           57.3           54.7           57.7
  Dilutive effect of outstanding options (c)(d)                   .6             .3             .6             .2
                                                          ----------     ----------     ----------     ----------
  Weighted average common shares outstanding,
    as adjusted (d)                                             55.0           57.6           55.3           57.9
                                                          ==========     ==========     ==========     ==========
  Primary earnings per common share, as
    adjusted (b)(c)(d)                                    $      .40     $      .36     $     1.91     $      .95
                                                          ==========     ==========     ==========     ==========


FULLY DILUTED EARNINGS PER COMMON SHARE
Additional Fully Diluted Computation
  Net income (a)                                          $     22.1     $     21.0     $    105.5     $     55.2
                                                          ==========     ==========     ==========     ==========
Weighted average common shares outstanding (a)(d)               54.4           57.3           54.7           57.7
  Dilutive effect of outstanding options (c)(d)                   .6             .3             .7             .3
                                                          ----------     ----------     ----------     ----------
  Weighted average common shares outstanding,
    as adjusted (d)                                             55.0           57.6           55.4           58.0
                                                          ==========     ==========     ==========     ==========
  Fully diluted earnings per common share,
    as adjusted (b)(c)(d)                                 $      .40     $      .36     $     1.91     $      .95
                                                          ==========     ==========     ==========     ==========
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                                  EXHIBIT 11




(a) These figures agree with the related amounts in the condensed consolidated statements of income.

(b)     This calculation is submitted in accordance with Securities Exchange
        Act of 1934 Release No. 9083, although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

(c) In 1997 and 1996, stock options are not included in the earnings per share computation included in MAPCO's condensed consolidated statements of income because the dilutive effect is less than 3%.

(d) On September 10, 1996, the Board of Directors authorized a two-for-one stock split effected in the form of a stock dividend from shares held as treasury stock, which was distributed on September 30, 1996, to shareholders of record on September 16, 1996. All references in this
        Exhibit 11 to number of shares and per share amounts of the Company's common stock have been restated to reflect the increased number of shares outstanding.

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